As filed with the Securities and Exchange Commission on May 29, 2008

Registration No. 333-128885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 2
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

DESERT CAPITAL REIT, INC.
(Exact Name of Registrant as specified in its Governing Instruments)

1291 Galleria Drive, Suite 200
Henderson, Nevada  89014
(800) 419-2855
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Todd B. Parriott
Chief Executive Officer
Desert Capital REIT, Inc.
1291 Galleria Drive, Suite 200
Henderson, Nevada  89014
(800) 419-2855
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bryan L. Goolsby
X. Lane Folsom
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas  75201-6776
(214) 740-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer,” “accelerated filer" and “smaller reporting company” in Rule 12b-2 of Exchange Act.  (Check one):
Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Application for Withdrawal and Deregistration of Common Stock

The Registrant’s Board of Directors has terminated the stock offering relating to this Registration Statement.  This Post-Effective Amendment No. 2 is filed pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the “Act”) for the purpose of withdrawing the Registrant’s Registration Statement on Form S-11, as amended (No. 333-128885), as declared effective by the Securities and Exchange Commission (the “Commission”) on March 22, 2006, and deregistering 11,352,336.635885 shares of the $0.01 par value common stock (the "Common Stock") that remain unsold. The Registrant has ceased the use of its offering materials. The Registrant understands that the filing fees it paid will be held by the Commission pursuant to Rule 477 under the Act and pursuant to Rule 457(p) under the Act, may be applied to a future registration statement. The Registrant therefore requests withdrawal of its registration statement and deregistration of all of the shares of Common Stock pursuant to this Registration Statement as soon as it is practicable after the filing of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Henderson, State of Nevada, on May 29, 2008.

DESERT CAPITAL REIT, INC.

By:      /s/ Todd B. Parriott
Name: Todd B. Parriott
Title:   Chairman of the Board, Chief Executive Officer, President and Chief Investment Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Todd B. Parriott Todd B. Parriott	Chairman of the Board, Chief Executive Officer, President and Chief Executive Investment Officer (Principal Executive Officer)	May 29, 2008
/s/ G. Steven Dawson G. Steven Dawson	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	May 29, 2008
* Robert Beville	Director	May 29, 2008
* James L. George	Director	May 29, 2008
* Thomas L. Gustafson	Director	May 29, 2008
* /s/ Todd B. Parriott By Todd B. Parriott Attorney-in-Fact		May 29, 2008